Securities and Exchange Commission

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 13, 1998


                     SENIOR INCOME FUND L.P.
     (Exact name of registrant as specified in its charter)


        Delaware                 33-9921               13-3392077
State or other jurisdiction     Commission            IRS Employer
    of incorporation            File Number         Identification No.


3 World Financial Center, 29th Floor
New York, NY Attn.: Andre Anderson                        10285
Address of principal executive offices                   Zip Code


Registrant's telephone number, including area code (212) 526-3183


Item 2.   Disposition of Assets

On October 13, 1998, Senior Income Fund L.P., a Delaware limited partnership (the "Partnership"), closed on the sale of the Partnership's remaining property, Ocean House, a congregate care facility (the "Property"). The gross selling price of the Property was $5,172,750, less a credit for cost of repairs due to earthquake damage of $4,174,171, resulting in a net selling price of $998,579. The Property was sold to MBK Senior Living Communities, LTD., formerly known as MBK Senior Properties, LTD., a California limited partnership (the "Buyer") unaffiliated with the Partnership. The selling price was determined by arm's length negotiations between the Partnership and the Buyer.

As a result of the sale, the General Partner intends to distribute the net proceeds therefrom, together with the Partnership's remaining cash reserves (after payment of or provision for the Partnership's liabilities and expenses, and establishment of a reserve for contingencies, if any) and dissolve the Partnership in accordance with the Partnership Agreement.


                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                      SENIOR INCOME FUND L.P.
                      Registrant

                      By: SENIOR INCOME FUND INC.
                          General Partner



Date: October 27, 1998    By:  /s/Michael T. Marron
                               Director, President and
                               Chief Financial Officer